SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)—October 15, 2002

FIRST TENNESSEE NATIONAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

TENNESSEE (State or Other Jurisdiction of Incorporation)	000-4491 (Commission File Number)	62-0803242 (IRS Employer Identification No.)

	165 MADISON AVENUE MEMPHIS, TENNESSEE (Address of Principal Executive Office)	38103 (Zip Code)

Registrant’s telephone number, including area code—(901) 523-4444

SIGNATURES

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

First Tennessee National Corporation’s (“Corporation”) Executive Vice President and Chief Financial Officer, Elbert L. Thomas, Jr., will commence short term disability leave on December 1, 2002 while awaiting lung transplant surgery. The Corporation’s Board of Directors appointed James F. Keen, its Senior Vice President and Controller and principal accounting officer, to replace Mr. Thomas as Chief Financial Officer on an interim basis, effective during the period of time Mr. Thomas is on disability leave. Mr. Keen will retain his current positions with the Corporation while serving as Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST TENNESSEE NATIONAL CORPORATION By: /s/ Elbert L. Thomas, Jr. Name: Elbert L. Thomas, Jr. Title: Executive Vice President and Chief Financial Officer
Date:	October 16, 2002